UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2017

OM Asset Management plc
(Exact name of registrant as specified in its charter)

England and Wales	001-36683	98-1179929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ground Floor, Millennium Bridge House
2 Lambeth Hill
London EC4V 4GG, United Kingdom
+44-20-7002-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On May 15, 2017, OM Asset Management plc (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with OM Group (UK) Limited ("OMGUK"), a wholly owned subsidiary of Old Mutual plc ("OM plc") and Morgan Stanley & Co. LLC as the underwriter (the "Underwriter"), relating to the issuance and sale, by OMGUK, of 17.3 million ordinary shares of the Company at an offering price to the public of $14.55 per share (the "Public Offering"). In addition, pursuant to the Underwriting Agreement, and subject to its terms and conditions, the Underwriter was granted a 30-day option to purchase up to an additional 2.595 million ordinary shares of the Company from OMGUK at the Public Offering price, less the underwriting discount, which expires on June 14, 2017. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

On May 19, 2017, the closing of the issuance and sale of the ordinary shares of the Company in the Public Offering and the previously announced private repurchase of 5 million ordinary shares by the Company from OM plc (the "Repurchase Transaction") were each completed.

The ordinary shares have been registered under the Securities Act of 1933, as amended, by a Registration Statement on Form S-3 (Registration No. 333-207781) which became effective December 3, 2015. A prospectus supplement relating to the Public Offering has been filed with the Securities and Exchange Commission.

Morgan, Lewis & Bockius UK LLP, counsel to the Company, has issued an opinion to the Company, dated May 19, 2017, regarding the ordinary shares. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following the closing of the Public Offering and the Repurchase Transaction, OM plc will have the right to appoint two directors, and, as a result, each of Stuart Bohart and Donald Schneider will no longer be considered OM plc appointed directors. Each of Messrs. Bohart and Schneider have agreed to remain on the Company's Board of Directors (the "Board of Directors") until June 30, 2017 to assist with the transition of the Board of Directors at which point they will resign from the Board of Directors. Mr. Schneider has resigned from the Company's Compensation Committee and the Company's Nominating and Corporate Governance Committee, effective as of May 19, 2017. Mr. Bohart has resigned from the Company's Compensation Committee, effective as of May 19, 2017.

ITEM 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated May 15, 2017 by and among OM Asset Management plc, OM Group (UK) Limited and Morgan Stanley & Co. LLC as the underwriter

5.1	Opinion of Morgan, Lewis & Bockius UK LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this form to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	May 19, 2017	OM ASSET MANAGEMENT PLC

		By:	/s/ STEPHEN H. BELGRAD
		Name:	Stephen H. Belgrad
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated May 15, 2017 by and among OM Asset Management plc, OM Group (UK) Limited and Morgan Stanley & Co. LLC as the underwriter named therein

5.1	Opinion of Morgan, Lewis & Bockius UK LLP